                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 11

COMPUTATION OF PER SHARE EARNINGS

Net loss                                          $ (1,141,475)    $   (304,235)
                                                  ------------     ------------
Deemed dividend associated with beneficial
  conversion of preferred stock                     (2,085,967)          (4,083)
                                                  ------------     ------------

Net loss available to common shareholders         $ (3,227,442)    $   (308,318)
                                                  ------------     ------------

Basic and diluted loss per share                  $      (0.06)    $      (0.02)

Deemed dividend associated with beneficial
  conversion of preferred stock                          (0.12)              --
                                                  ------------     ------------

Basic and diluted loss per share
  available to common shareholder                 $      (0.18)    $      (0.02)
                                                  ------------     ------------

Weighted average basic and diluted
  common shares outstanding                         17,842,616       13,626,554
                                                  ------------     ------------